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                                                                    EXHIBIT 5.01



                                 April 16, 1999


VERITAS Holding Corporation
1600 Plymouth Street
Mountain View, California 94043

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about April 16, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 102,200,433 shares of your Common Stock pursuant to the terms of an
(i) Amended and Restated Agreement and Plan of Reorganization dated as of April 15, 1999 (the "Agreement") by and among you, VERITAS Software Corporation, a Delaware corporation ("VERITAS"), Seagate Technology, Inc., a Delaware corporation ("STI"), Seagate Software, Inc., a Delaware corporation and majority owned subsidiary of STI ("SSI") and Seagate Software Network & Storage Management Group, Inc., a Delaware corporation and wholly owned subsidiary of SSI ("NSMG"), and (ii) an Amended and Restated Combination Agreement dated as of April 12, 1999 by and among you, VERITAS and TeleBackup Systems Inc., an Alberta corporation.

        In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated by reference therein;

     (2) the Management Information Circular/Joint Proxy Statement/Prospectus prepared in connection with the Registration Statement, together with the Appendices thereto;

     (3) your Certificate of Incorporation, as certified by the Secretary of State of Delaware on October 2, 1998;

     (4)  your bylaws, as certified by your Secretary on April 15, 1999;

     (5) your Restated Certificate of Incorporation, the form of which is attached to the Registration Statement, which you will file with the Delaware Secretary of State prior to the consummation of the transactions described in the Registration Statement (the "Restated Certificate");

     (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;





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        (7)     your stock records, showing no shares of Stock issued; and

        (8) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.



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        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, (1) the Restated Certificate will have been duly adopted by all necessary corporate action, will have been filed with and accepted by the Secretary of State of Delaware and will be your then-effective certificate of incorporation, (2) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, (3) the registration will apply to such shares of Stock and will not have been modified or rescinded and (4) there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

        Based upon the foregoing, it is our opinion that the up to 102,200,433 shares of Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Management Information Circular/Joint Proxy Statement/Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                        Very truly yours,


                                        /s/  FENWICK & WEST LLP



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